EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


         The following is a list of all subsidiaries of the Registrant.





         Name                                                    Jurisdiction of
                                                                 Incorporation
         -----------------------------------------------------------------------
         SBI Capital Trust                                       Delaware
         Business Consulting Group, Inc.                         Oklahoma
         Stillwater National Bank & Trust Company                United States
            Cash Source, Inc.*                                   Oklahoma
            CRK Properties, Inc.*                                Oklahoma
            BNS, Inc.**                                          Oklahoma
            Stillwater National Real Estate Holdings, Inc. *     Delaware
            Stillwater National REIT, Inc. ***                   Delaware
            Stillwater National Building Corporation*            Oklahoma
            Stillwater Properties, Inc.*                         Oklahoma
            SWB, Inc. *                                          Oklahoma

*   Direct subsidiaries of Stillwater National Bank & Trust Company.
**  Direct subsidiary of CRK Properties, Inc.
*** Direct subsidiary of Stillwater National Real Estate Holdings, Inc.